EXHIBIT 99.1

Social Reality Announces the Appointment of Yannick Valenti as General Manager Europe

LOS ANGELES, Jan. 13, 2017 /PRNewswire/ -- Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and platform technology company, announced today that it has appointed Yannick Valenti as its new General Manager Europe, where he will lead the growth of Social Reality and its portfolio of products and activities in the European markets.

Prior to joining Social Reality, Mr. Valenti served as Head of Digital Strategies at Sudler & Hennessey, the global healthcare communication network of WPP plc, where he spent over five years building and developing the digital business unit of the organization’s European hub. During that time, Mr. Valenti executed many innovative and exceptional brand activations for a portfolio of pharmaceutical clients. Prior to his service at Sudler & Hennessey, Mr. Valenti was staffed in a variety of roles in digital marketing and advertising. He graduated from the University of Pavia with a thesis in Computational Linguistics.

“In a moment where programmatic advertising and marketing automation are becoming accessible to everyone, it is an exciting opportunity for me to join a company that has always worked at the intersection of data, technology and machine learning, helping brands and publishers meet their customers in a personalized and scalable way. It is a pleasure to become part of this team and to contribute to the growth and development of Social Reality’s presence and activities in Europe,” said Mr. Valenti.

“We’ve worked actively with Yannick over the last few years and have been impressed with his knowledge of the European market, experience in digital advertising, and creative brand activations. He’s moved pharmaceutical advertising and marketing forward in Europe by leaps and bounds,” stated Kristoffer Nelson, COO of Social Reality. “We’re thrilled to have Yannick join our organization and believe he will be instrumental in continuing to grow Social Reality’s European operations and opportunities.”

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company's Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns.  SRAXmd is the dedicated healthcare IT product line, focused on developing fist-to-market platforms and physician databases that allow for the targeting of healthcare professionals and patients in real-time. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns.  SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.socialreality.com or www.sraxmd.com.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784